Exhibit 10.3

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This AWARD AGREEMENT (this "Agreement") dated as of the 27th day of December, 2016, from TechPrecision Corporation, a Delaware corporation (the "Company"), to Alexander Shen ("Optionee").
W I T N E S S E T H:

WHEREAS, the Company has, on the date of this Agreement, granted Optionee a non-qualified stock option to purchase from the Company shares of the Company's common stock, par value $.0001 per share ("Common Stock"), pursuant to the Company's 2016 Equity Incentive Plan (the "Plan") and is subject to the terms and conditions of the Plan;

WHEREFORE, the Company does hereby grant to the Optionee the following Option:

1. Stock Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase from the Company One Million (1,000,000) shares (the "Optioned Shares") of Common Stock at an exercise price (the "Exercise Price") of $0.50 per share.

2. Exercise Period. The Option is immediately vested and exercisable with respect to 666,667 Optioned Shares. The Option shall become vested and exercisable with respect to the remaining 333,333 Optioned Shares on December 27, 2017, provided the Optionee remains in continuous service as an employee of the Company through such vesting date. The Option shall expire and terminate at 5:00 P.M., New York City time, on December 27, 2026 (the "Exercise Period"); provided, however, that if such date is a day on which banks in the City of New York are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. New York City time on the next day which is not such a day.

3. Termination.  This Option shall terminate, and Optionee shall have no further rights under this Option, at the expiration of the Exercise Period, except to the extent that it may be terminated earlier in accordance with Section 6 of the Plan.

4. Manner of Exercise.

(a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Agreement addressed to the Company and signed by the Optionee and delivered to the Company along with this Agreement and payment in full of the Exercise Price (plus any required tax withholding) of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new award agreement with respect to the unexercised portion of the Option or shall make a notation on this Agreement reflecting the partial exercise.

(b) The Exercise Price (plus any required tax withholding) is payable in cash, by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

(c) In the discretion of the Board determined at the time of exercise, the Option may also be exercised by (i) the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Exercise Price (plus any required tax withholding) of the Optioned Shares to the extent that the Option is being exercised, (ii) payment of the Exercise Price of the Optioned Shares and/or any required tax withholding with Optioned Shares by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Optioned Shares and to promptly deliver all or part of the sales proceeds to the Company in payment of the aggregate Exercise Price and/or the amount necessary to satisfy any required tax withholding or (iii) payment of the Exercise Price of the Optioned Shares and/or any required tax withholding by means of a "net exercise" procedure whereby the Company shall deliver to Optionee Optioned Shares having a fair market value, as of the date of exercise, equal to the excess, if any, of (A) the fair market value of such Shares on the date of exercise of the Option over (B) the sum of the aggregate Exercise Price for such Shares, plus any required tax withholding amounts for such exercise.

5. Transferability. The Option is not transferable by Optionee except that, in the event of Optionee's death or incompetence, the Option may be exercised by Optionee's legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

6. No Rights As a Stockholder.  Optionee shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price (and any required withholding taxes) of the Optioned Shares.

7. No Rights to Continued Employment.  Nothing in this Agreement shall be construed (a) as an employment agreement or (b) to grant Optionee any rights to continue as an officer or director of the Company or of a parent or subsidiary of the Company.

8. Legality. Anything in this Option to the contrary notwithstanding, Optionee agrees that he will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optioned Shares if the issuance thereof is not permitted pursuant to the Securities Act.

9. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapi-talization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Interpretation. As a condition of the granting of the Option, Optionee and each person who succeeds to Optionee's rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Board in its sole discretion and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

11. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Corporate Secretary of the Company at 1 Bella Drive, Westminster, MA  01473, and any notice to the Optionee shall be addressed to such Optionee at the current address shown on file with the Company, or to such other address as the Optionee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or electronic copy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has executed this Award Agreement as of the date first above written.

TECHPRECISION CORPORATION.

By: /s/ Thomas Sammons
Thomas Sammons, Chief Financial Officer

Optionee:

/s/ Alexander Shen
Name: Alexander Shen

Address

Exhibit A

Date:

TechPrecision Corporation
1 Bella Drive
Westminster, MA 01473
Attention: Chief Financial Officer

Re: Stock Option Exercise – Award Agreement Dated as of December 27, 2016

Ladies and Gentlemen:

I hereby exercise the above-referenced option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price and any applicable withholding taxes in the manner provided in Section 4 of the Non-Qualified Stock Option Award Agreement with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

__________________________
Name: Alexander Shen